As filed with the Securities and Exchange Commission on August 17, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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Intercept Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	22-3868459 (IRS Employer Identification No.)

10 Hudson Yards, 37th Floor

New York, NY 10001

(Address of Principal Executive Offices and Zip Code)

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Intercept Pharmaceuticals, Inc. 2012 Equity Incentive Plan

(Full title of the plan)

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Ryan T. Sullivan

General Counsel and Secretary

Intercept Pharmaceuticals, Inc.

10 Hudson Yards, 37th Floor

New York, NY 10001

(646) 747-1000

(Name, address and telephone number, including area code, of agent for service)

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Copy to:

Graham Robinson

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street

Boston, MA 02116

(617) 573-4800

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share (“Common Stock”), reserved for future grant under the Registrant’s 2012 Equity Incentive Plan	1,311,975(2)	$51.8267(3)	$67,995,334.73(3)	$8,825.79

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Registrant’s 2012 Equity Incentive Plan (the “Plan”) by reason of any stock split, stock dividend, combination, recapitalization or other similar transaction effected without receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s Common Stock.
(2)	Represents (i) 1,211,533 additional shares issuable under the Plan by reason of the automatic increase provisions of the Plan and (ii) 100,442 shares underlying certain equity awards previously issued under the Plan that have been forfeited or cancelled.
(3)	Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Registrant’s Common Stock on August 10, 2020, as reported on the Nasdaq Global Select Market.

EXPLANATORY NOTE

Intercept Pharmaceuticals, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering 1,311,975 shares of its Common Stock, par value $0.001 per share (“Common Stock”), issuable to eligible persons under the Registrant’s 2012 Equity Incentive Plan, which shares of Common Stock are in addition to the shares of Common Stock registered on the Registrant’s Registration Statements on Form S-8 filed with the United States Securities and Exchange Commission (the “SEC”) on November 7, 2012 (File No. 333-184810), April 22, 2013 (File No. 333-188064), August 7, 2015 (File No. 333-206247), May 10, 2017 (File No. 333-217863), July 27, 2018 (File No. 333-226405) and August 13, 2019 (File No. 333-233248).

Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Registration Statements on Form S-8 filed with the SEC on November 7, 2012 (File No. 333-184810), April 22, 2013 (File No. 333-188064), August 7, 2015 (File No. 333-206247), May 10, 2017 (File No. 333-217863), July 27, 2018 (File No. 333-226405) and August 13, 2019 (File No. 333-233248) are incorporated by reference into this Registration Statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

		Incorporated herein by reference
Exhibit Number	Exhibit Description	Form†	Exhibit	Filing Date
4.1	Restated Certificate of Incorporation, as amended	Form 10-Q	3.1	August 10, 2020
4.2	Restated Bylaws	Form 10-Q	3.2	August 10, 2020
4.3	Form of Common Stock Certificate	Form S-8(1)	4.3	November 7, 2012
4.4	Indenture, dated as of July 6, 2016, between the Registrant and U.S. Bank National Association, as trustee	Form 8-K	4.1	July 6, 2016
4.5	First Supplemental Indenture (including the Form of Note), dated as of July 6, 2016, between the Registrant and U.S. Bank National Association, as trustee	Form 8-K	4.2	July 6, 2016
4.6	Second Supplemental Indenture (including the Form of Note), dated as of May 14, 2019, between the Registrant and U.S. Bank National Association, as trustee	Form 8-K	4.2	May 14, 2019
4.7	Securities Purchase Agreement, dated April 4, 2018, between the Registrant and the purchasers named therein	Form 8-K	10.1	April 10, 2018
4.8	Securities Purchase Agreement, dated May 8, 2019, between the Registrant and Samsara BioCapital, L.P.	Form 8-K	10.1	May 14, 2019
5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1 to this Registration Statement on Form S-8)
24.1*	Power of Attorney (included in signature page of this Registration Statement on Form S-8)
99.1	Intercept Pharmaceuticals, Inc. 2012 Equity Incentive Plan	Form S-1/A(2)	10.2.1	September 27, 2012

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* Filed herewith.

† Unless otherwise specified, the File No. is 001-35668.

(1) Registration Statement on Form S-8 filed by the Registrant, Registration No. 333-184810.

(2) Registration Statement on Form S-1 filed by the Registrant, Registration No. 333-183706.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 17, 2020.

INTERCEPT PHARMACEUTICALS, INC.

By:	/s/ Mark Pruzanski, M.D.
	Name:	Mark Pruzanski, M.D.
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark Pruzanski, M.D. and Sandip Kapadia, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Mark Pruzanski, M.D.	President, Chief Executive Officer and Director	August 17, 2020
Mark Pruzanski, M.D.	(Principal Executive Officer)

/s/ Sandip Kapadia	Chief Financial Officer and Treasurer (Principal	August 17, 2020
Sandip Kapadia	Financial Officer and Principal Accounting Officer)

/s/ Paolo Fundarò	Chairman of the Board of Directors	August 17, 2020
Paolo Fundarò

/s/ Srinivas Akkaraju, M.D., Ph.D.	Director	August 17, 2020
Srinivas Akkaraju, M.D., Ph.D.

/s/ Luca Benatti, Ph.D.	Director	August 17, 2020
Luca Benatti, Ph.D.

/s/ Daniel Bradbury	Director	August 17, 2020
Daniel Bradbury

/s/ Keith Gottesdiener, M.D.	Director	August 17, 2020
Keith Gottesdiener, M.D.

/s/ Nancy Miller-Rich	Director	August 17, 2020
Nancy Miller-Rich

/s/ Gino Santini	Director	August 17, 2020
Gino Santini

/s/ Glenn Sblendorio	Director	August 17, 2020
Glenn Sblendorio

/s/ Daniel Welch	Director	August 17, 2020
Daniel Welch